    As filed with the Securities and Exchange Commission on July 16, 1999.
                                                     Registration No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                  -----------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             PPG INDUSTRIES, INC.
            (Exact name of registrant as specified in its charter)
             Pennsylvania                            25-0730780
    (State or other jurisdiction of     (I.R.S. Employer Identification No.)
    incorporation or organization)

            One PPG Place                       William H. Hernandez
    Pittsburgh, Pennsylvania 15272         Senior Vice President, Finance
            (412) 434-3131               PPG Industries, Inc., One PPG Place
  (Address, including zip code, and        Pittsburgh, Pennsylvania 15272
     telephone number, including                   (412) 434-3131
 area code, of registrant's principal    (Name, address, including zip code,
          executive offices)            and telephone number, including area
                                             code, of agent for service)
                                With copies to:
                             Richard R. Howe, Esq.
                            Ann Bailen Fisher, Esq.
                              Sullivan & Cromwell
                               125 Broad Street
                           New York, New York 10004
                                (212) 558-4000
                                  -----------
       Approximate date of commencement of proposed sale to the public:
  From time to time after the effective date of this Registration Statement.
                                  -----------
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                  -----------
                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
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                                                  Proposed          Proposed
 Title of each class             Amount            maximum           maximum           Amount of
  of securities to                to be        offering price       aggregate        registration
    be registered              registered         per unit       offering price           fee
-------------------------------------------------------------------------------------------------
 Debt Securities ..........  $800,000,000(1)         100%(2)      $800,000,000(2)      $222,400

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(1) Pursuant to Rule 429 of the Securities Act of 1933, the Prospectus which is part of this Registration Statement constitutes a combined prospectus that relates to the $800,000,000 of debt securities registered hereunder and $500,000,000 of debt securities previously registered pursuant to the Registration Statement on Form S-3, Registration No. 333-44397 that remain unsold (for which a registration fee of $147,500 was paid).
(2) Estimated solely for the purpose of calculating the registration fee. If any of the debt securities are issued at an original issue discount, the aggregate initial offering price of all the debt securities shall not exceed $800,000,000 even though the aggregate stated principal amount of the debt securities may exceed such amount.
                                  -----------
  The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration
Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.
  The prospectus contained in this Registration Statement is a combined prospectus as contemplated by Rule 429 under the Securities Act of 1933. The prospectus will be used in connection with the offer and sale of up to an aggregate of $500,000,000 in proceeds amount of the Registrant's debt securities registered pursuant to the Registration Statement on Form S-3, Registration No. 333-44397, and the offer and sale of up to an aggregate of $800,000,000 in proceeds amount of the Registrant's debt securities being registered pursuant to this Registration Statement. Accordingly, the prospectus contained in this Registration Statement reflects that the Registrant may offer up to an aggregate of $1,300,000,000 in proceeds amount of debt securities by means of the prospectus.

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                              P R O S P E C T U S
--------------------------------------------------------------------------------

                   Subject to completion, dated July 16, 1999

                              PPG Industries, Inc.

                                Debt Securities



                                   --------

  This prospectus contains summaries of the general terms of the debt securities. We will provide the specific terms of the debt securities, and the manner in which they are being offered, in supplements to this prospectus. You should read this prospectus and the related supplement carefully before you invest.
                                   --------



  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

  The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer is not permitted.
--------------------------------------------------------------------------------

                 The date of this Prospectus is        , 1999.

  You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement and in material we file with the SEC. We have not authorized anyone to provide you with any different information. We are offering to sell, and seeking offers to buy, the securities described in the prospectus only where offers and sales are permitted. The information contained in this prospectus, any prospectus supplement and our filings with the SEC is accurate only as of its date, regardless of the time of delivery of this prospectus and any prospectus supplement or the time of any sale of the securities. In this prospectus, unless we specifically say otherwise, the terms PPG, we, us and our refer to PPG Industries, Inc. and not to any of its subsidiaries.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
About This Prospectus......................................................  2
Where You Can Find More Information........................................  2
Forward-Looking Information................................................  3
About PPG..................................................................  4
Use of Proceeds............................................................  4
Ratio of Earnings to Fixed Charges.........................................  4
Description of the Debt Securities.........................................  4
Form, Exchange, Registration And Transfer..................................  11
Payment And Paying Agents..................................................  12
Plan of Distribution.......................................................  12
Experts....................................................................  13

                             ABOUT THIS PROSPECTUS

  This prospectus is part of a registration statement that we have filed with the SEC using a "shelf" registration process. Using this process, we may offer the debt securities described in this prospectus in one or more offerings with a total initial offering price of up to $1,300,000,000. This prospectus provides you with a general description of the debt securities we may offer. Each time we offer debt securities, we will provide a prospectus supplement. The prospectus supplement will describe the specific terms of that offering. The prospectus supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus and the prospectus supplement, in addition to the information contained in the documents we file with the SEC, which are referred to under the next heading.

                      WHERE YOU CAN FIND MORE INFORMATION

  We file annual, quarterly and current reports and other information with the SEC. You may access and read our SEC filings, including the complete registration statement and all of the exhibits to it, through the SEC's Internet site at www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may also read and copy any document we file at the SEC's public reference rooms located in Washington, D.C., New York, NY and Chicago, IL. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, NY 10005.

  As permitted by SEC rules, the registration statement contains exhibits and other information that are not contained in this prospectus. Our descriptions in this prospectus of the provisions of documents filed as exhibits to the registration statement or otherwise filed with the SEC are only summaries of the documents' material terms. If you want a complete description of the content of the documents, you should obtain the documents yourself by following the procedures described above.

  The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you directly to those documents. The information incorporated by reference is an important part of this prospectus and should be read with the same care. In addition, information we file with the SEC in the future will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities we are offering:

  (1) PPG's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (which incorporates by reference portions of PPG's Proxy Statement on Schedule 14A, filed March 8, 1999);

  (2) PPG's Quarterly Report on Form 10-Q for the quarter ended March 31,
      1999;

  (3) PPG's Current Report on Form 8-K for the event dated June 2, 1999; and

  (4) PPG's Employee Savings Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1998.

  You may request a free copy of these filings, other than exhibits, unless the exhibits are specifically incorporated by reference into those documents, by writing or telephoning us at the following address:

  PPG Industries, Inc.
  One PPG Place
  Pittsburgh, PA 15272
  Attention: Director of Investor Relations
  (412) 434-3131
  (800) 648-8160

                          FORWARD-LOOKING INFORMATION

  This prospectus contains statements, some of which are incorporated by reference from other documents that are not exclusively statements of historical fact. These statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify some forward-looking statements by the use of terms such as "believes," "contemplates," "expects," "may," "will," "could," "should," "would," or "anticipates," other similar phrases, or the negatives of these terms.

  These statements, which are made on different dates, reflect our intentions, plans, expectations and beliefs about future events as of their respective dates. We base our forward-looking statements on current expectations, estimates and projections about ourselves and the markets we serve. We caution you that these statements are not guarantees of future performance and involve risks and uncertainties. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what we have expressed or forecasted in the forward-looking statements. Any differences could result from a variety of factors, including the following:

  . Fluctuations in domestic and international business cycles and in end markets for our products such as aerospace, housing, transportation and petrochemical processing;

  . Competitive pressures, including the need for technology improvement, successful new product development and introduction, continued cost reductions, and any inability to pass increased costs of raw materials to customers;

  . Economic instability, currency fluctuation and other risks of doing business outside of the U.S.;

  . Our ongoing need to attract and retain highly qualified personnel and key management;

  .  Our ability to successfully value and integrate acquisition candidates;
     and

  . Failure by us or our suppliers or customers to address successfully Year 2000 issues.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or other developments.

                                   ABOUT PPG

  Our business is concentrated in three basic segments: glass, coatings and chemicals. Our principal executive offices are located at One PPG Place, Pittsburgh, Pennsylvania 15272.

                                USE OF PROCEEDS

  We will use the net proceeds from the sale of the debt securities for our general corporate purposes, which may include making additions to our working capital, repaying indebtedness, financing acquisitions, and other purposes described in an accompanying prospectus supplement. We will provide more specific details regarding our use of the net proceeds in our prospectus supplement.

                       RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges for PPG for the periods indicated.

                                                                      Six Months
                                             Year Ended December 31,    Ended
                                             ------------------------  June 30,
                                             1994 1995 1996 1997 1998    1999
                                             ---- ---- ---- ---- ---- ----------
Ratio of earnings to fixed charges.......... 8.4  11.3 9.9  8.9  9.6     7.7

--------
For the purpose of this ratio, "earnings" consist of consolidated pre-tax earnings, plus fixed charges exclusive of capitalized interest and less undistributed income of unconsolidated affiliates that we account for on the equity basis. Pre-tax earnings for the periods indicated were affected by charges from business divestitures and realignments as follows (in millions):
$85, $102 and $31, for the years ended December 31, 1994, 1997 and 1998, respectively. There were no charges from business divestitures and realignments for the years ended December 31, 1995 and 1996. Pre-tax charges for business divestitures and realignments for the six months ended June 30, 1999 were $24 million. "Fixed charges" consist of interest, whether expensed or capitalized (including amortization of debt discount and debt expense), and that portion of rentals which is representative of interest.

                       DESCRIPTION OF THE DEBT SECURITIES

  This section summarizes general terms of the debt securities that are common to all series of our debt securities and summarizes the covenants we have made with respect to our debt securities. Most of the financial terms and other specific terms of your debt securities are described in our prospectus supplement attached to this prospectus. Those terms may vary from the terms described herein. Our prospectus supplement may also describe special federal income tax consequences of the debt securities.

  As required by federal law for all notes and debentures that are publically offered, the debt securities offered under this prospectus are governed by a document called an "indenture." The indenture is a contract between PPG and The Harris Trust and Savings Bank, as trustee, dated August 1, 1982 and supplemented from time to time. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described on page 7 under "Remedies If an Event of Default Occurs." Second, the trustee performs administrative duties for us.

  The indenture contains the full text of the matters described in this section. The indenture and the debt securities are governed by New York law. A copy of the indenture has been filed with the SEC and is an exhibit to the registration statement. See "Where You Can Find More Information" on page 2 for information on how to obtain a copy of the indenture. The summary that follows includes references to section numbers of the indenture so that you can more easily locate these provisions.

  Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions used in the indenture. For example, in this section we use capitalized words to signify defined terms that have been given special meaning in the indenture. We describe the meaning of these terms in detail in the indenture. In the prospectus and prospectus supplement, we summarize the meaning for only the more important terms. This summary also is subject to and qualified by reference to the description of the particular terms of your debt securities in the prospectus supplement.

General

 . We may offer the debt securities from time to time in as many distinct series as we may choose. All debt securities will be direct, unsecured obligations of ours. The debt securities will have the same rank as all of our other unsecured and unsubordinated debt. The indenture does not limit the amount of debt that we may issue under the indenture, nor does the indenture limit the amount of other unsecured debt or securities that we or our subsidiaries may issue.

 . Our sources of payment for the debt securities are revenues from our operations and investments, and cash distributions from our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation whatsoever to pay any amounts due on the debt securities or to make funds available to us. Our subsidiaries' ability to pay dividends or make other payments or advances to us will depend upon their operating results and will be subject to applicable laws and contractual restrictions. The indenture does not restrict our subsidiaries from entering into agreements that prohibit or limit their ability to pay dividends or make other payments or advances to us.

 . To the extent that we must rely on cash from our subsidiaries to pay amounts due on the debt securities, the debt securities will be effectively subordinated to all our subsidiaries' liabilities, including their trade payables. This means that our subsidiaries may be required to pay all their creditors in full before their assets are available to us. Even if we are recognized as a creditor of our subsidiaries, our claims would be effectively subordinated to any security interests in their assets and also could be subordinated to some or all other claims on their assets and earnings.

 . Other than the restrictions on liens and sale/leaseback transactions applicable to the debt securities described below, the indenture and the debt securities do not contain any covenants or other provisions designed to protect holders of the debt securities if we participate in a highly leveraged transaction. The indenture and the debt securities also do not contain provisions that give holders of the debt securities the right to require us to repurchase their debt securities if our credit ratings decline due to a takeover, recapitalization or similar restructuring or otherwise.

You should look in the prospectus supplement for the following terms of the debt securities being offered:

  .  The title of the debt securities;

  .  The total principal amount of such debt securities;

  .  The price at which such debt securities will be issued;

  . The date or dates on which such debt securities will mature and the right, if any, to extend such date or dates;

  . The annual rate or rates, if any, at which such debt securities will bear interest;

  . The date or dates from which the interest will accrue, the interest payment dates on which the interest will be payable or the manner of determination of the interest payment dates and the record dates for the determination of holders to whom interest is payable;

  .  Any redemption, repayment or sinking fund provision;

  . The form of debt securities, including whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

  . If the amount of payments of principal of, premium, if any, or interest on the debt securities may be determined by reference to an index, the manner in which that amount will be determined;

  . Any additional restrictive covenants included for the benefit of holders of the debt securities;

  .  Any additional events of default with respect to the debt securities;
     and

  . Any other terms of the debt securities that will not conflict with the applicable indenture, including any changes or additions to the events of default or covenants described in this prospectus, and any terms which may be required by or advisable under applicable laws or regulations. (Sections 201, 301, 305 and 1002)

  Debt securities bearing no interest or interest at a rate that is below the prevailing market rate may be sold at a discount below their stated principal amount. Special federal income tax and other special considerations applicable to any discounted debt securities, or to debt securities issued at face value which are treated as having been issued at a discount for federal income tax purposes, will be described in the applicable prospectus supplement.

Restrictive Covenants

  We have agreed to three principal restrictions on our activities for the benefit only of holders of the debt securities. The restrictive covenants summarized below will apply to each series of debt securities as long as any of those debt securities are outstanding, unless waived, amended or the prospectus supplement states otherwise.

  Restrictions on Liens. Some of our property may be subject to a mortgage or other legal mechanism that gives some of our lenders preferential rights in that property over other general creditors, including the direct holders of the senior debt securities, if we fail to pay them back. We agree in the indenture for the debt securities that, with certain exceptions described below, we will not, and we will not permit any of our Restricted Subsidiaries to, become obligated on any new debt that is secured by a lien on any of our or our Restricted Subsidiaries' property, unless we or our Restricted Subsidiary grant an equal or higher-ranking lien on the same property to the direct holders of the debt securities and to the holders of any of our other debt that ranks equally with the debt securities. (Section 1004)

  The term "Restricted Subsidiary" means any subsidiary of PPG other than foreign subsidiaries, subsidiaries in the territories or possessions of the United States, or leasing, real estate investment or financing subsidiaries, unless PPG's board of directors designates one of these types of subsidiaries as a Restricted Subsidiary.

  We do not need to comply with this restriction if the amount of all of our debt that would be secured by liens on our property and the aggregate value of sale and leaseback transactions involving our property, is not more than 5% of the "shareholders' interest," meaning the aggregate of capital and surplus, less treasury stock of PPG and its Restricted Subsidiaries at the end of our latest fiscal year.

When we calculate the limits imposed by this restriction, we can disregard the following types of liens:

  . Liens on the property of any of our subsidiaries, if those liens existed at the time the corporation becomes our subsidiary;

  . Liens on property that existed at the time we acquired the property, including property we may acquire through a merger or similar transaction, or that we grant in order to purchase the property (sometimes called "purchase money mortgages");

  . Liens on property to finance the cost of exploration, development or improvement of that property;

  .  Intercompany liens in favor of us or our wholly-owned subsidiaries;

  . Liens in favor of federal or state governmental bodies or any other country or political subdivision of another country, that we may grant in order to assure our payments to such bodies that we owe by law or because of a contract we entered into;

  .  Liens that extend, renew or replace any of the liens described above;
     and

  . Liens that arise in the ordinary course of business and that relate to amounts that are not yet due or that we are contesting in good faith.

We are permitted to have as much unsecured debt as we may choose.

  Restrictions on Sales and Leasebacks. We agree that we will not and will not permit our Restricted Subsidiaries to enter into any sale and leaseback transaction involving our property or the property of our Restricted Subsidiaries, unless we comply with this restrictive covenant. A "sale and leaseback transaction" generally is an arrangement between an operating company and a bank, insurance company or other lender or investor where the operating company leases a property which was or will be sold by the operating company to that lender or investor, other than a lease for a period of three years or less. (Section 1005)

We can comply with this restrictive covenant in one of two ways:

  . If, at the time of the transaction, we could grant a lien on the property to be leased in an amount equal to the value of the sale and leaseback transaction without being required to grant an equal or higher-ranking lien to the direct holders of the debt securities as described under "Restrictions on Liens" on page 6; or

  . If the proceeds of the sale of the property are at least equal to its fair market value and we apply an amount equal to the proceeds either to purchase property or to retire debt securities, or any other debt that has a maturity of more than one year.

  Restriction on Asset Transfers. Neither PPG nor its Restricted Subsidiaries may transfer any assets constituting a major manufacturing or research property, plant or facility to any unrestricted subsidiary of PPG. (Section
1005)

Events of Default

  You will have special rights if an Event of Default occurs and is not cured, as described later in this subsection. (Section 501) The term "Event of Default" means any of the following:

  . We do not pay interest on a debt security within 30 days of its due date;

  . We do not pay the principal of or premium on a debt security on its due date;

  .  We do not pay any sinking fund installment on its due date;

  . We remain in breach of any other term of the indenture for 60 days after we receive a notice of default stating we are in breach;

  . We have more than $10,000,000 in principal amount of our debt that becomes accelerated as a result of a default and the default is not cured within 10 days after we receive written notice;

  . We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur; or

  . Any other Event of Default described in the prospectus supplement occurs.

  Remedies If an Event of Default Occurs. If an Event of Default has occurred and continues, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of the affected series to be due and immediately payable. This is called a "declaration of acceleration of maturity." Under some circumstances, a declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of that series. (Section 502)

  Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indentures at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. (Section 601)

  If reasonable protection from expenses and liabilities is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in some circumstances. (Section 512)

  "Street Name" and other indirect holders who are described on page 9 should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

  We will furnish to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default. (Section
1009)

Mergers and Similar Events

  We are generally permitted to consolidate or merge with another company. We are also permitted to sell substantially all of our assets. However, we may not take any of these actions unless the following conditions are met (Section
801):

  . If we merge out of existence or sell our assets, the other company must be a corporation organized under the laws of a state or the District of Columbia or under federal law and it must agree to be legally responsible for the debt securities; and

  . The merger, sale of assets or other transaction must not cause a default on the debt securities. For purposes of this no default test, a default would include an Event of Default that has occurred and not been cured, and would also include any event that would be an Event of Default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

Defeasance

  The following discussion of full defeasance and covenant defeasance will be applicable to a series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the prospectus supplement. (Section 1301)

  Full Defeasance. If there is a change in federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities (called "full defeasance") if we put in place the following other arrangements for you to be repaid:

  . We must deposit in trust for the benefit of all direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

  . There must be a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. (Under current federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back the debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.)

  . We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above. (Sections 1302 and 1304)

  . If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

  Covenant Defeasance. Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called "covenant defeasance". In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

  . We must deposit in trust for the benefit of all direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

  . We must deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

  If we accomplish covenant defeasance, the following provisions of the indenture and the debt securities, among other, would no longer apply:

  . Our obligations described under the caption "Restrictive Covenants" of debt securities and described in the prospectus supplement; and

  . The Events of Default relating to breach of covenants and acceleration of the maturity of other debt, described on page 7 under "Event of Default".

  If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall. (Sections 1303 and 1304)

Modification and Waiver

  There are three types of changes we can make to the indenture and the debt securities.

  Changes Requiring Approval of All Holders. First, there are changes that cannot be made to your debt securities without the approval of every holder affected by the proposed change. A list of those types of changes follows:

  .  Change the due date of the principal or interest on a debt security;

  .  Reduce any amounts due on a debt security;

  .  Change the currency or place of payment on a debt security;

  .  Impair your right to sue for payment;

  . Reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture; and

  . Reduce the percentage of holders of debt securities whose consent is needed to waive compliance with some provisions of the indentures or to waive some defaults. (Section 902)

  Changes Requiring Approval of Less Than All Holders. The second type of change to the indentures and the debt securities is the kind that requires the approval of less than all holders of the affected series. This category includes changes that require approval of holders owning either 66 2/3% or, in some cases, a majority of the outstanding principal amount of the affected series.

  Most changes to the indenture and debt securities cannot be made without a 66 2/3% vote. The same 66 2/3% vote is required to waive compliance with all or part of the restrictive covenants described beginning on page 6. (Section 1010)

  A majority vote is required to waive any default under the indenture, other than a default that results from the breach of a covenant or other provision that cannot be amended without the consent of all the holders of the affected series. (Section 513)

  Changes Not Requiring Approval of Holders. The third type of change does not require any vote by holders of debt securities. This type of change is limited to clarifications and other changes that would not adversely affect holders of the debt securities.

  With respect to any vote of holders of debt securities, we will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture.

  "Street Name" and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

"Street Name" and Other Indirect Holders

  Investors who hold securities in accounts at banks or brokers will generally not be recognized by us as legal holders of debt securities. This is called holding in "Street Name." Instead, we would recognize only the bank or broker, or the financial institution that the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to. If you hold debt securities in "Street Name," you should check with your own institution to find out:

  .  How it handles payments and notices;

  .  Whether it imposes fees or charges;

  .  How it would handle voting if applicable;

  . Whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below; and

  . If applicable, how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

  Our obligations, as well as the obligations of the trustees under the indenture and those of any third parties employed by us or the trustees, run only to persons who are registered as holders of debt securities. As noted above, we do not have obligations to you if you hold in "Street Name" or other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a "Street Name" customer but does not do so.

Global Securities

  What is a Global Security? A global security is a special type of indirectly held debt security as described above under " "Street Name' and Other Indirect Holders." If we choose to issue debt securities in the form of global securities, the ultimate beneficial owners can only hold the debt securities in "Street Name". We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the "depositary." Any person wishing to own a debt security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement indicates whether your series of debt securities will be issued only in the form of global securities and, if so, describes the specific terms of the arrangement with the depositary.

  Special Investor Considerations for Global Securities. As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of debt securities and instead deal only with the depositary that holds the global security.

An investor should be aware that if debt securities are issued only in the form of global securities:

  . The investor cannot get debt securities registered in his or her own name;

  . The investor cannot receive physical certificates for his or her interest in the debt securities;

  . The investor will be a "Street Name" holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as described under " "Street Name' and Other Indirect Holders" on page 9;

  . The investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates; and

  . The depositary's policies will govern payments, transfers, exchange and other matters relating to the investor's interest in the global security. We and the trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way.

  Special Situations When The Global Security Will be Terminated. In a few special situations, the global security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in "Street Name" will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in debt securities transferred to their own name, so that they will be direct holders. The rights of "Street Name" investors and direct holders in the debt securities have been previously described in subsections entitled " "Street Name' and Other Indirect Holders" and "Direct Holders" on pages 9 and 10.

The special situations for termination of a global security are:

  . When the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary and we do not appoint a successor depositary;

  . When an Event of Default on the debt securities has occurred and has not been cured; and

  .  At any time if we decide to terminate a global security.

  The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, only the depositary is responsible for deciding the names of the institutions that will be the initial direct holders.

                   FORM, EXCHANGE, REGISTRATION AND TRANSFER

  We will issue the debt securities in registered form, without interest coupons, and, unless we inform you otherwise in the prospectus supplement, only in denominations of $1,000 and multiples of $1,000. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

  Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

  We have appointed the trustee under the indenture as security registrar for the debt securities issued under the indenture. If the prospectus supplement refers to any transfer agents initially designated by us, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

  In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer or exchange of any debt security during a period beginning 15 business days prior to the mailing of the relevant notice of redemption and ending on the close of business on the day of mailing of the notice, except the unredeemed portion of any debt security being redeemed in part.

                           PAYMENT AND PAYING AGENTS

Unless we inform you otherwise in the prospectus supplement:

  . Payments on the debt securities will be made in U.S. dollars by check mailed to the holder's registered address or, with respect to global securities, by wire transfer;

  . We will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment; and

  . The trustee under the indenture will be designated as our paying agent for payments on debt securities issued under the indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

  Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remain unclaimed for two years after the date when the payment was due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.
                              PLAN OF DISTRIBUTION

  We may sell the debt securities (a) through underwriters or dealers, (b) directly to purchasers or (c) through agents. The prospectus supplement will include the following information, if applicable:

  .  The terms of the offering;

  .  The names of any underwriters or dealers;

  .  The names of any agents;

  .  The purchase price of the debt securities from us;

  .  The net proceeds to us from the sale of the debt securities;

  .  Any delayed delivery contracts;

  . Any underwriting discounts and other items constituting underwriters' compensation;

  .  The initial public offering price; and

  .  Any discounts or concessions allowed or reallowed or paid to dealers.

Sale Through Underwriters or Dealers

  If we use underwriters in the sale, the underwriters will acquire the debt securities for their own account. The underwriters may resell the debt securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer debt securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the underwriters will be obligated to purchase all the offered debt securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers.

  During and after an offering through underwriters, the underwriters may purchase and sell the debt securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered debt securities sold for their account may be reclaimed by the syndicate if such offered debt securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered debt securities, and may cause the open market price to be higher than the price that might otherwise prevail. If commenced, these activities may be discontinued at any time.

  If we use dealers in the sale of debt securities, we will sell the debt securities to them as principals. They may then resell those debt securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

  We may sell the debt securities directly. In this case, no underwriters or agents would be involved. We may also sell the debt securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered debt securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Delayed Delivery Contracts

  If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from institutions to purchase debt securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of these contracts.

Indemnification

  We may have agreements with the agents, dealers or underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make.


                                    EXPERTS

  The consolidated financial statements and the related financial statement schedule as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 incorporated in this prospectus by reference from PPG's Annual Report on Form 10-K for the year ended December 31, 1998, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are also incorporated in this prospectus by reference, and have been incorporated in reliance upon the reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are estimated (other than the Filing Fee for Registration Statement) as follows:

   Filing Fee for Registration Statement.............................. $222,400
   Accounting Fees and Expenses....................................... $
   Trustee's Fees and Expenses........................................ $  8,000
   Blue Sky Fees and Expenses......................................... $      0
   Printing and Engraving Costs....................................... $
   Rating Agency Fees................................................. $      0
   Miscellaneous...................................................... $
                                                                       --------
     Total............................................................ $
                                                                       ========

Item 15. Indemnification of Directors and Officers.

  Sections 1741-1750 of the Pennsylvania Business Corporation Law provide for indemnification of the Registrant's directors and officers against certain liabilities under certain circumstances.

  Article VI of the bylaws of the Registrant provides that a director, officer or employee shall be found to be entitled to indemnification for expenses (including attorney's fees) and any liability (including judgments, fines or penalties and amounts paid in settlement) actually and in good faith paid or incurred by any such person in connection with any actual or threatened proceeding (including any derivative lawsuits) by reason of the fact that such person is or was serving as a director, officer or employee of the Registrant or, at the request of the Registrant, was serving another corporation, partnership, joint venture, trust, employee benefit plan or other entity, unless a referee finds the conduct engaged in to have been such that, if so found by a court, indemnification would be prohibited by Pennsylvania law. The Registrant is also required to indemnify any such person (1) where there has been a determination by a court as to the conduct of the person claiming indemnification such that indemnification would not be prohibited by Pennsylvania law and (2) where the person is otherwise entitled to indemnification by Pennsylvania law. Expenses with respect to a proceeding which are incurred in good faith are required to be advanced by the Registrant prior to final disposition of the proceeding, subject to any obligation to repay the Registrant which is imposed by law or by provision in the Articles, bylaws, an agreement or otherwise. Under Pennsylvania law any such advancement of expenses must be made subject to an undertaking to repay the Registrant in the event that it is determined ultimately that the person receiving the advancement is not entitled to indemnification. A written request for such advancement of expense must be made to the Secretary of the Registrant.

  The selection of the referee is to be made by the general counsel or, if the general counsel is the person claiming indemnification or is otherwise involved in the proceeding, by the senior officer who does not have such a relationship to the proceeding. The referee is defined to be an attorney with substantial expertise in corporate law, who is both independent of the parties and unbiased. The person claiming indemnification may object, within 10 days of the notice of selection of the referee, to the referee selected. If the parties cannot agree on the selection of a referee, or if the Registrant fails to propose a referee, within 45 days of the submission of the request for indemnification, the referee will be selected by the American Arbitration Association.

  The determination of entitlement to indemnification is made by the referee; however, the referee is required to find the person entitled to indemnification unless the referee finds that the conduct of the person was such that if so found by a court, indemnification would be prohibited by Pennsylvania law. The determination of the referee is binding on the Registrant but not on the person claiming indemnification.

  To the extent that a person is entitled to indemnification for only a portion of the expenses or liability resulting from a proceeding, the Registrant is required to indemnify the person for such portion.

  The bylaws authorize the Registrant to purchase and maintain insurance, to create a trust fund, to grant a security interest or to use other means (including, without limitation, establishing a letter of credit) to ensure the payment of indemnification.

  The Registrant is specifically authorized to enter into agreements with any director, officer or employee, which agreements may grant rights in furtherance of, different from, or in addition to but not in limitation of, the rights to indemnification granted in the bylaws, without further shareholder approval of the terms and conditions of, or the form of, such agreements to the extent permitted by Pennsylvania law. Without limitation of the foregoing, in such agreements the Registrant may agree (1) to maintain insurance against certain expenses and liabilities and (2) to contribute to expenses and liabilities incurred in accordance with the application of relevant equitable considerations to the relative benefits to, and the relevant fault of, the Registrant.

  The bylaws provide (1) that the rights granted therein are contract rights,
(2) that it will cover acts and omissions occurring on or after January 27, 1987, and (3) that the rights granted will continue as to a person who has ceased to be a director, officer or employee, with respect to a proceeding which results from acts or failures to act while such person was a director, officer or employee.

  Sections 1741-1750 and the bylaws both also provide that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

  The Registrant also has policies of directors' and officers' liability insurance to indemnify its directors and officers against certain liabilities incurred in their capacities as such.

Item 16. Exhibits.

 Exhibit
   No.
 -------
   1     Form of Underwriting Agreement (incorporated by reference to Exhibit 1 to PPG's Registration Statement on Form S-3 (No. 333-44397) dated
         January 16, 1998 (the "1998 Form S-3")).
   4.1   Indenture, dated as of August 1, 1982 (incorporated by reference to
         Exhibit 4.1 to the 1998 Form S-3).
   4.2   First Supplemental Indenture, dated as of April 1, 1986 (incorporated by reference to Exhibit 4.2 to the 1998 Form S-3).
   4.3   Second Supplemental Indenture, dated as of October 1, 1989
         (incorporated by reference to Exhibit 4.3 to the 1998 Form S-3).
   4.4   Third Supplemental Indenture, dated as of November 1, 1995
         (incorporated by reference to Exhibit 4.4 to the 1998 Form S-3).
   4.5   Forms of Debt Securities (included in Exhibit 4.1).
   5     Opinion of James C. Diggs, Senior Vice President and General Counsel
         of PPG (filed herewith).
  12     Computation of Ratio of Earnings to Fixed Charges (filed herewith).
  23.1   Consent of Independent Auditors (filed herewith).
  23.2   Consent of James C. Diggs, Senior Vice President and General Counsel
         of PPG (included in Exhibit 5).
  24     Powers of Attorney (filed herewith).
  25     Form T-1 Statement of Eligibility and Qualification Under the Trust
         Indenture Act of 1939 (incorporated by reference to Exhibit 25 to the
         1998 Form S-3).

  The Indenture included as Exhibit 4.1 was qualified under the Trust Indenture Act of 1939 in connection with the Registrant's Registration Statement No. 2-78575 and is deemed to be qualified for purposes of this Registration Statement.

Item 17. Undertakings.

The Registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference);

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement (unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference). Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
   Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above (other than pursuant to the policies of directors and officers liability insurance), or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 16th day of July, 1999.

                                         PPG INDUSTRIES, INC.
                                         (Registrant)

                                                /s/ William H. Hernandez
                                         By....................................
                                                  William H. Hernandez
                                             Senior Vice President, Finance

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 16th day of July, 1999:

     Signature                       Capacity
     ------                          ------

           *                Director and Chairman
 .......................      of the
   Raymond W. LeBoeuf         Board of Directors
                              (Chief Executive
                               Officer)

     /s/ William H.         Senior Vice President,
       Hernandez             Finance
 .......................       (Principal Financial
  William H. Hernandez         and
                              Accounting Officer)

           *                Director
 ........................
    E. B. Davis, Jr.

           *                Director
 ........................
     M. J. Hooper

           *                Director
 ........................
      A. J. Krowe

                            Director
 ........................
    N. C. Lautenbach

           *                Director            /s/ William H. Hernandez
 ........................                 *By...................................
      S. C. Mason                                 William H. Hernandez
                                                   (Attorney-in-fact)

           *                Director
 ........................
      R. Mehrabian

           *                Director
 ........................
      T. J. Usher

           *                Director
 ........................
       D. G. Vice

           *                Director
 ........................
     D. R. Whitwam

                                 EXHIBIT INDEX

 Exhibit
   No.
 -------
   1     Form of Underwriting Agreement (incorporated by reference to Exhibit 1 to the 1998 Form S-3).
   4.1   Indenture, dated as of August 1, 1982 (incorporated by reference to
         Exhibit 4.1 to the 1998 Form S-3).
   4.2   First Supplemental Indenture, dated as of April 1, 1986 (incorporated by reference to Exhibit 4.2 to the 1998 Form S-3).
   4.3   Second Supplemental Indenture, dated as of October 1, 1989
         (incorporated by reference to Exhibit 4.3 to the 1998 Form S-3).
   4.4   Third Supplemental Indenture, dated as of November 1, 1995
         (incorporated by reference to Exhibit 4.4 to the 1998 Form S-3).
   4.5   Forms of Debt Securities (included in Exhibit 4.1).
   5     Opinion of James C. Diggs, Senior Vice President and General Counsel
         of PPG (filed herewith).
  12     Computation of Ratio of Earnings to Fixed Charges (filed herewith).
  23.1   Consent of Independent Auditors (filed herewith).
  23.2   Consent of James C. Diggs, Senior Vice President and General Counsel
         of PPG (included in Exhibit 5).
  24     Powers of Attorney (filed herewith).
  25     Form T-1 Statement of Eligibility and Qualification Under the Trust
         Indenture Act of 1939 (incorporated by reference to Exhibit 25 to the
         1998 Form S-3).